Exhibit 99.1

McorpCX, Inc. Announces the Appointment of Mr. Gregg Budoi as Interim Chief Financial Officer

San Francisco, CA, (September 29, 2017) -- Customer experience solutions company McorpCX, Inc. (TSXV: MCX, OTCQB: MCCX) (“McorpCX” or the “Company”) is pleased to announce the appointment of Mr. Gregg Budoi as Interim Chief Financial Officer. Mr. Budoi will serve as the Company’s Interim Chief Financial Officer until a permanent successor is named.

Mr. Budoi is an experienced executive leader with both public and private company experience including leadership in the SaaS software space, creating and leading a business with a half billion dollars in annual revenues from inception to buyout, and organically growing businesses across a variety of industries. In particular, Mr. Budoi has had exposure to all disciplines of business management with an emphasis on corporate strategy and finance, capital markets, business development and M&A activities.

Most recently, he was Chief Financial Officer and member of the Board of Directors for London Stock Exchange (AIM) listed SaaS software and consulting company Kalibrate Technologies Plc, which recently completed a successful going private transaction with the private equity firm Hanover Investors. Prior to that, he was a co-founder and former President and CEO of EZ Energy USA, Inc. a firm that grew in 6 years from inception to over $500 million in annual revenue. Mr. Budoi has also been Managing Director at Barnes Wendling Corporate Finance, LLC, where he established a corporate finance advisory services platform and completed several corporate restructurings as well as M&A and capital raising transactions, and was CFO, Vice President and Treasurer of Dairy Mart Convenience Stores, Inc., where he led the strategic evaluation and recapitalization process for this publicly traded chain of over 850 convenience stores.

Mr. Budoi holds a BS in Business Administration/Finance from Ohio State University, and a Masters of Business Administration from Cleveland State University.

“The appointment of Mr. Budoi to our executive management team, along with the recent addition of Mr. Nii Quaye and Mr. Matthew Kruchko to our board of directors, even better positions us to execute on our aspirations and plans to grow our position in the fast-growing customer experience management marketspace. With his proven ability to assess and activate opportunity and enterprise value, I’m thrilled to welcome Gregg to our team, and look forward to leveraging his guidance and strategic counsel as we continue to focus on delivering value to our stakeholders," stated McorpCX CEO Michael Hinshaw. “I’d also like to thank our former CFO, Mr. Barry MacNeil, for his contributions to our Company. He’ll be missed, and we wish him well.”

About McorpCX

McorpCX (http://mcorp.cx) is a customer experience services company targeting the global Customer Experience Management (CEM) market estimated by marketsandmarkets1 to grow from USD 5.06 Billion in 2016 to USD 13.18 Billion by 2021. Customers range from Fortune 100 brands to fast-moving mid-market leaders and other customer-centric companies. McorpCX is focused on pursuing value-enhancing growth opportunities for its shareholders.

For more information, please contact:

General Information: 1-866-526-2655 toll free in the U.S., or +1-415-526-2655

Investors: ir@mcorp.cx

Website: http://mcorp.cx

Twitter: @McorpCX (https://twitter.com/mcorpcx)

Forward-Looking Statements

Certain statements contained in this press release may constitute "forward-looking statements" within the meaning of the United States securities laws and applicable Canadian securities legislation. These statements are, in effect, management’s attempt to predict future events, and thus are subject to various risks and uncertainties. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. All statements, other than statements of historical fact, regarding our financial position, business strategy and management’s plans and objectives for future operations are forward-looking statements. When used in this press release, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to the Company and its management are intended to help identify forward-looking statements. Although we believe that management’s expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct. Forward-looking statements include statements relating to the Company's business and operations as well as the anticipated growth Global Customer Experience Management (CEM) market. Such statements involve assumptions relating to the Company's business, the ability of the Company to execute on its business plan, the competitive environment of the Company's products and services and the future development and pricing of the Company’s products and services. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company's actual results to be materially different from any future results expressed or implied by these statements. Such factors include the following: general economic and business conditions, changes in demand for the Company’s products and services, changes in the competitive environment and the introduction of competing software solutions by competitors, the Company’s ability to complete any future required financing and the Company’s dependence upon and availability of qualified personnel. In light of these and other uncertainties, the forward-looking statements included in this press release should not be regarded as a representation by the Company that its plans and objectives will be achieved. These forward-looking statements speak only as of the date of this press release, and the Company undertakes no obligation to update or revise the statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

SOURCE McorpCX, Inc.

1 Customer Experience Management Market by Touch Point (Company Website, Branch/Store, Web, Call Center), Vertical (IT Communication Service Provider, BFSI, Healthcare, Manufacturing, Travel & hospitality), and Region - Global Forecast to 2021 by marketsandmarkets.com dated November 2016.